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                                                                EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated November 8, 1996 (except for Note 10, as to which the date is ________) in the Registration Statement (Form S-1) and related Prospectus of Bioanalytical Systems, Inc. for the registration of 1,500,000 of its common shares.





Indianapolis, Indiana


The foregoing consent is in the form that will be signed upon the effective date of the share split described in Note 10 to the financial statements.


                                                /s/ Ernst & Young LLP



Indianapolis, Indiana
September 25, 1997